As filed with the Securities and Exchange Commission on November 2, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Art Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3141918
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

25 First Street, Second Floor, Cambridge, Massachusetts	02141
(Address of principal executive offices)	(Zip code)

Primus 1999 Non-officer Stock Option Plan

Primus 1999 Stock Incentive Compensation Plan
(Full title of the plan)

Robert D. Burke
President and Chief Executive Officer
Art Technology Group, Inc.
25 First Street, Second Floor
Cambridge, Massachusetts 02141
(Name and address of agent for service)

(617) 386-1000
(Telephone number, including area code, of agent for service)

WITH COPIES TO:
John D. Patterson, Jr.
Robert W. Sweet, Jr.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
(617) 832-1000

CALCULATION OF REGISTRATION FEE

Title of	Amount		Proposed maximum		Proposed maximum	Amount of
securities to be	to be		offering price		aggregate	registration
registered	registered		per share		offering price	fee
Common stock, $0.01 par value (1)	1,178,174	(2)	$0.70	(3)	$824,722	$105
Common stock, $0.01 par value (1)	2,052,006	(4)	$0.65	(3)	$1,333,804	$169
Common stock, $0.01 par value (1)	2,795,468	(5)	$0.88	(6)	$2,460,012	$312

Total						$586

(1)	Each share includes one right to purchase shares of ATG’s series A junior participating preferred stock pursuant to the terms of ATG’s rights agreement dated September 26, 2001.

(2)	Represents shares issuable pursuant to stock options outstanding under the Primus 1999 Non-officer Stock Option Plan.

(3)	Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the weighted average exercise price per share of the options outstanding under each of the stock option plans.

(4)	Represents shares issuable pursuant to stock options outstanding under the Primus 1999 Stock Incentive Compensation Plan.

(5)	Represents shares of common stock issuable upon exercise of the maximum number of stock options available for grant pursuant to the terms of the Primus 1999 Stock Incentive Compensation Plan.

(6)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on October 27, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which we filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

     (a) our annual report on Form 10-K for the year ended December 31, 2003, as amended by amendment no. 1 on Form 10-K/ A;

     (b) our quarterly report on Form 10-Q for the quarter ended March 31, 2004;

     (c) our quarterly report on Form 10-Q for the quarter ended June 30, 2004;

     (d) our current report on Form 8-K filed on August 11, 2004;

     (e) our current report on Form 8-K filed on August 18, 2004;

     (f) our current report on Form 8-K filed on September 28, 2004;

     (g) our current reports on Form 8-K filed on October 12, 2004;

     (h) our current reports on Form 8-K filed on October 28, 2004;

     (i) our current reports on Form 8-K filed on November 1, 2004; and

     (j) the description of our common stock and related preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on July 12, 1999, together with amendments and reports filed for the purpose of updating that description, including the Form 8-A/A filed with the SEC on October 2, 2001.

     In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.

Item 6. Indemnification of Directors and Officers.

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its charter.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article Eighth of the registrant’s charter provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article Ninth of the registrant’s charter provides that a director or officer of the registrant:

     (a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against such person by virtue of his or her position as a director or officer of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and

     (b) shall be indemnified by the registrant against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against such person by virtue of his or her position as a director or officer of the registrant if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

     Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, such person is required to be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that such person undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

     Article Ninth of the registrant’s charter further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The indemnification provisions contained in our charter and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, we maintain insurance on behalf of our directors and officers insuring them against liabilities asserted against them in their capacities as directors or officers or arising out of such statuses.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following exhibits are included as part of this registration statement.

			Incorporated by reference
		Filed with this
Exhibit Number	Description	Form S-8	Form	Filing date with SEC	Exhibit number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1

4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2

4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4

4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1

5.1	Legal opinion of Foley Hoag LLP	X

23.1	Consent of Ernst & Young LLP	X

23.2	Notice Regarding Consent of Arthur Andersen LLP	X

23.3	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page of this registration statement)	X

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 2nd day of November, 2004.

Art Technology Group, Inc.

By:	/s/ Robert D. Burke
Robert D. Burke
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Robert D. Burke and Edward Terino, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him or her, or any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of November 2, 2004.

Signature	Title
/s/ Robert D. Burke Robert D. Burke	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Edward Terino Edward Terino	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Paul G. Shorthose Paul G. Shorthose	Chairman of the Board

Signature	Title
/s/ David B. Elsbree David B. Elsbree	Director

/s/ John R. Held John R. Held	Director

/s/ Ilene H. Lang Ilene H. Lang	Director

/s/ Mary Makela Mary Makela	Director

/s/ Phyllis S. Swersky Phyllis S. Swersky	Director

Michael A. Brochu	Director

Daniel C. Regis	Director

EXHIBIT INDEX

			Incorporated by reference
		Filed with this
Exhibit Number	Description	Form S-8	Form	Filing date with SEC	Exhibit number
4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1

4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2

4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4

4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1

5.1	Legal opinion of Foley Hoag LLP	X

23.1	Consent of Ernst & Young LLP	X

23.2	Notice Regarding Consent of Arthur Andersen LLP	X

23.3	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page of this registration statement)	X